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                                                          EXHIBIT 10.19
                                                           -------------


                                                             ISLAND

                                                             NICK GATFIELD
                                                             Managing Director

20th  March  2002

Shaun  D.  C.  Edwardes
Esstec  Inc
9500  E  Artesia  Blvd  Suite  203
Bellflower,
CA  90706
USA

Dear  Mr  Shaun  Edwards

I, Nick Gatfield, Managing Director of Universal Island Records, agree to work in an advisory capacity with EssTec Inc, to develop proprietary technology platform for use in the music industry. I understand that I will be compensated on a revenue share basis once the product is deployed.

If you have any queries with the above mentioned, please do not hesitate to contact me.

Yours  sincerely

/s/  Nick  Gatfield

Nick  Gatfield
Managing  Director


                                [GRAPHIC OMMITED]

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